                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 7, 2001

                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                         1-15343                      73-1462856
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

 One Technology Center, Tulsa, Oklahoma                            74103
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 918-547-6000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On December 7, 2001, Williams Communications, LLC ("WCLLC"), a wholly-owned subsidiary of Williams Communications Group, Inc. (the "Registrant"), purchased substantially all the assets of streaming media pioneer iBEAM Broadcast Corp. ("iBEAM"), a provider of streaming communications services over the Internet, under terms approved by the U.S. Bankruptcy Court in Delaware on November 28, 2001. The purchase completed the acquisition of iBEAM by WCLLC for consideration of $25 million in cash, of which six million dollars was used to repay a loan extended by the Registrant to ensure uninterrupted operations during the iBEAM bankruptcy proceedings. The source of the consideration was working capital of the Registrant. WCLLC had previously acquired 49 percent of iBEAM's outstanding voting stock on July 10, 2001. As a result of the former 49 percent ownership, two officers of the Registrant, Howard E. Janzen and John C. Bumgarner, Jr., and an associate of the Registrant's officers, Laura A. Kenny, were elected to the iBEAM board of directors on July 10, 2001. The three resigned from the iBEAM board of directors effective December 7, 2001.

     The Registrant will integrate iBEAM's streaming and webcasting business into its Vyvx Broadband Media unit, which provides integrated transmission and broadband media services.

     This filing is made for the purpose of amending the Company's Form 8-K, dated December 13, 2001, for the purpose of including required financial information.

Item 7. Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired

     The audited consolidated financial statements of iBEAM and its subsidiaries as of December 31, 2000 and 1999 and for the period from March 20, 1998 (inception) to December 31, 1998 and for the years ended December 31, 1999 and 2000, required hereunder are incorporated by reference from Item 8 of iBEAM's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission file number 000-37258), dated March 28, 2001.

     Unaudited condensed consolidated financial statements of iBEAM and its subsidiaries as of September 30, 2001 and for the three and nine months ended September 30, 2001

     Notes to unaudited condensed consolidated financial statements

(b)  Pro forma financial information

     Unaudited pro forma combined balance sheet as of September 30, 2001

     Notes to unaudited pro forma combined balance sheet

     Unaudited pro forma combined statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000

     Notes to unaudited combined statements of operations

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         iBEAM BROADCASTING CORPORATION
                      Condensed Consolidated Balance Sheets
                            (UNAUDITED, IN THOUSANDS)

                                                        September 30,   December 31,
                                                            2001           2000
                                                        -------------   ------------

                        ASSETS
Current assets:
     Cash and cash equivalents ......................     $   2,482      $  62,342
     Short-term investments .........................         1,054          9,255
     Accounts receivable, net .......................         3,846          7,284
     Prepaid expenses and other current assets ......         2,692          8,717
                                                          ---------      ---------
          Total current assets ......................        10,074         87,598
Property and equipment, net .........................        51,041         63,777
Goodwill and intangible assets, net .................        30,101         51,210
Other assets ........................................        11,083          5,182
                                                          ---------      ---------
                                                          $ 102,299      $ 207,767
                                                          =========      =========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable ...............................     $   7,307      $   9,008
     Accrued liabilities ............................         6,155          9,180
     Restructuring reserve ..........................         1,050            328
     Deferred revenue ...............................           539            489
     Current portion of capital lease obligations ...         6,751          8,727
                                                          ---------      ---------
          Total current liabilities .................        21,802         27,732
Capital lease obligations, net of current portion ...         3,965         11,164
                                                          ---------      ---------
        Total liabilities ...........................        25,767         38,896
                                                          ---------      ---------
Contingencies (Note 7)
Minority interest ...................................         3,631          4,982
Redeemable preferred stock, net of stockholder
  receivable of $8,679...............................        18,788             --
                                                          ---------      ---------
Stockholders' equity:
     Common stock, $0.0001 par value per share ......            13             13
     Additional paid-in capital .....................       698,040        692,261
     Stockholders' notes receivable .................          (118)        (1,918)
     Unearned stock-based compensation ..............        (3,947)       (10,807)
     Accumulated other comprehensive income .........            66            605
     Accumulated deficit ............................      (639,941)      (516,265)
                                                          ---------      ---------
          Total stockholders' equity ................        54,113        163,889
                                                          ---------      ---------
                                                          $ 102,299      $ 207,767
                                                          =========      =========

     See accompanying notes to condensed consolidated financial statements.

                         iBEAM BROADCASTING CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                                           SEPTEMBER 30,                 SEPTEMBER 30,
                                                      ------------------------      ------------------------
                                                        2001           2000           2001           2000
                                                      ---------      ---------      ---------      ---------

Revenue                                               $   5,974      $   5,160      $  22,028      $   9,072
                                                      ---------      ---------      ---------      ---------

Operating costs and expenses:
     Cost of revenue                                     16,426         12,934         53,443         30,812
     Engineering and development                          2,812          4,925         10,620         13,584
     Selling, general and administrative                 11,872         12,834         48,206         32,739
     Amortization of goodwill and intangibles             2,688          9,234         10,638         14,521
     Amortization of stock-based compensation               737          2,951          3,017         10,691
     Restructuring                                          433             --         18,087             --
                                                      ---------      ---------      ---------      ---------
          Total operating costs and expenses             34,968         42,878        144,011        102,347
                                                      ---------      ---------      ---------      ---------
Loss from operations                                    (28,994)       (37,718)      (121,983)       (93,275)
Interest and other income (expense), net                     33          1,766            (96)         3,073
Interest expense                                           (385)          (228)        (1,804)          (413)
Minority interest                                           134             --          1,351             --
                                                      ---------      ---------      ---------      ---------
Net loss                                                (29,212)       (36,180)      (122,532)       (90,615)
Deemed dividend related to preferred stock               (1,167)            --         (1,167)       (10,796)
                                                      ---------      ---------      ---------      ---------
Net loss attributable to common stock                 $ (30,379)     $ (36,180)     $(123,699)     $(101,411)
                                                      =========      =========      =========      =========
Net loss per share attributable to common stock -
basic and diluted                                     $   (2.43)     $   (3.56)     $  (10.06)     $  (18.54)
                                                      =========      =========      =========      =========
Weighted average common shares outstanding               12,505         10,159         12,293          5,470

                         iBEAM BROADCASTING CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                                                             Nine Months Ended
                                                                                               September 30,
                                                                                            2001          2000
                                                                                         ---------      ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss ......................................................................     $(122,532)     $ (90,615)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization .............................................        22,199         10,264
         Amortization of goodwill and intangibles ..................................        10,638         14,521
         Amortization of stock-based compensation ..................................         3,017         10,691
         Restructuring charges .....................................................        18,087             --
         Minority interest .........................................................        (1,351)            --
         In-kind services from preferred shareholder ...............................         1,321             --
         Warrants issued for services ..............................................            --             55
         Changes in assets and liabilities:
            Accounts receivable ....................................................         3,438         (3,822)
            Prepaid expenses and other assets ......................................         3,556         (6,142)
            Accounts payable and accrued liabilities ...............................          (527)         2,467
            Restructuring reserve ..................................................        (2,257)            --
            Deferred revenue .......................................................            50           (339)
                                                                                         ---------      ---------
               Net cash used in operating activities ...............................       (64,361)       (62,920)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment ............................................       (14,417)       (39,161)
     Restricted cash ...............................................................        (6,933)            --
     Purchase of investments .......................................................       (15,347)       (17,743)
     Sale of investments ...........................................................        23,547          3,997
     Cash received from acquisitions ...............................................            --          7,708
     Cash advance to webcasts.com prior to acquisition .............................            --        (10,000)
     Cash paid to webcasts.com preferred stockholders ..............................            --         (3,000)
                                                                                         ---------      ---------
              Net cash used in investing activities ................................       (13,150)       (58,199)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of convertible preferred stock .......................................        26,969         49,922
     Issuance of common stock ......................................................           856        117,853
     Common stock repurchased ......................................................           (40)            --
     Payment of capital lease obligations ..........................................        (9,896)        (1,453)
                                                                                         ---------      ---------
              Net cash provided by financing activities ............................        17,889        166,322
                                                                                         ---------      ---------
Net increase/(decrease) in cash and cash equivalents ...............................       (59,622)        45,203
Effect of exchange rates on cash ...................................................          (238)           (71)
Cash and cash equivalents at beginning of period ...................................        62,342         24,863
                                                                                         ---------      ---------
Cash and cash equivalents at end of period .........................................     $   2,482      $  69,995
                                                                                         =========      =========
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Property and equipment purchased under capital lease obligations ..............     $     720      $  12,650
     Issuance of warrants ..........................................................            --      $  18,645
     Deemed dividend related to preferred stock ....................................     $     956      $  10,796
     Purchase of webcasts.com and SST ..............................................            --      $  88,375

     See accompanying notes to condensed consolidated financial statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2001 and 2000 have been prepared by iBEAM Broadcasting Corporation (the "Company" or "iBEAM") in accordance with the rules and regulations of the Securities and Exchange Commission. The amounts as of December 31, 2000, have been derived from the annual audited financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company and its results of operations and cash flows. These financial statements should be read in conjunction with the annual audited financial statements and notes as of and for the year ended December 31, 2000, included in the Company's annual report on Form 10-K.

The consolidated financial statements include the accounts of iBEAM and its majority-owned subsidiaries. To the extent that iBEAM does not own 100% of the subsidiary, a minority interest is recorded. Entities for which iBEAM owns less than 50% and accordingly does not have control, but exerts significant influence, are incorporated using the equity accounting method. All intercompany balances and transactions have been eliminated in consolidation. The functional currencies of the Company's subsidiaries are the local currency. Assets and liabilities of these subsidiaries were translated into U.S. dollars at exchange rates as of the balance sheet date. Income and expense items are translated at average exchange rates for the period. Accumulated translation adjustments are recorded as a component of accumulated other comprehensive loss in stockholders' equity.

The Company has incurred losses from operations since inception and has an accumulated deficit of approximately $639.9 million as of September 30, 2001. The Company completed its initial public offering in May 2000, which raised $115.5 million, net of expenses. The Company has also completed several rounds of private equity financing, including a recent transaction which closed on July 10, 2001, whereby four investors purchased an aggregate of 2,400,939 shares of Series A convertible preferred stock of the Company for $30 million in cash and $10 million in future in-kind services. However, the Company has incurred substantial losses and negative cash flows from operations since inception. For the year ended December 31, 2000, the Company incurred a loss from operations of approximately $474.9 million, including a $310.0 million charge for impairment of goodwill, and negative cash flows from operations of approximately $96.1 million. For the nine months ended September 30, 2001, the Company incurred a loss from operations of approximately $122.0 million, and negative cash flows from operations of approximately $64.4 million. Management expects operating losses and negative cash flows to continue for the foreseeable future because of costs and expenses related to brand development, marketing and other promotional activities, expansion of product offerings and development of relationships with other businesses. The Company's operating plan required it to raise additional capital to fund its future operations. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending would have had a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives.

On October 11, 2001, the Company filed voluntary petition for relief with the U.S. Bankruptcy Court for the District of Delaware under chapter 11 of the Bankruptcy Code. On October 16, 2001, the Bankruptcy Court approved an interim order authorizing post-petition financing on a secured basis. The post-petition financing authorized up to $18 million from Williams Communications, LLC ("WCLLC"), a wholly-owned subsidiary of Williams Communications Group, Inc. ("WCG"), and further authorized the Company to borrow under the credit agreement of not more than $6 million which will enable the Company to maintain ongoing operations. The Company is continuing in possession of its property and operating its business as a debtor-in-possession. The accompanying unaudited condensed consolidated financial statements as of September 30, 2001 and for the three and nine months then ended have not been adjusted for the effects that the bankruptcy proceedings or any related asset sales may have on the carrying value of assets and liabilities.

On December 7, 2001, WCLLC purchased substantially all the assets of the Company under terms approved by the U.S. Bankruptcy Court in Delaware on November 28, 2001. The purchase completed the acquisition of the Company by WCLLC for consideration of $25 million in cash, of which six million dollars was used to repay a loan extended by WCG to ensure uninterrupted operations during the Company's bankruptcy proceedings. WCLLC had previously acquired 49 percent of iBEAM's outstanding voting stock on July 10, 2001 (see Note 6).

The results of operations for the three and nine months ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ending December 31, 2001, or any other future interim period, and the Company makes no representations related thereto.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   COMPREHENSIVE LOSS

Comprehensive loss, as defined by generally accepted accounting principles, includes all changes in equity (net assets) during a period from non-owner sources. Comprehensive loss differs from reported net loss as shown below (in thousands):

                                           Three Months Ended September 30,    Nine Months Ended September 30,
                                               2001              2000              2001              2000
                                             ---------         ---------         ---------         ---------

Net loss attributable to common stock        $ (30,379)        $ (36,180)        $(123,699)        $(101,411)
Currency translation adjustment                    (46)              (71)             (538)              (71)
                                             ---------         ---------         ---------         ---------
Comprehensive loss attributable to
common stock                                 $ (30,425)        $ (36,251)        $(124,237)        $(101,482)
                                             =========         =========         =========         =========

3.  REVENUE

Non-monetary transactions result from the exchange of streaming media services by the Company in return for the right to insert advertisements into the stream of the broadcast. The Company records non-monetary transactions at fair value only when the Company has an established historical practice of selling similar services for cash. During the three and nine months ended September 30, 2001, the Company recognized $267,000 and $1.5 million, respectively, of revenue from non-monetary transactions. There were no non-monetary transactions in the three and nine months ended September 30, 2000.

The following table sets out an analysis of revenue by service type for the three and nine months ended September 30, 2001 and 2000:

                                     Three Months Ended       Nine Months Ended
                                        September 30,           September 30,
                                     -------------------     -------------------
                                      2001        2000        2001        2000
                                     -------     -------     -------     -------
24 x 7 Live Streaming                $   357     $   283     $   983     $   665
Live event Streaming                     165         268         891         625
Media On-Demand                        1,818       1,505       5,805       2,790
Activecast Services                    3,544       3,104      14,117       4,992
Other                                     90          --         232          --
                                     -------     -------     -------     -------
Total Revenues                       $ 5,974     $ 5,160     $22,028     $ 9,072
                                     =======     =======     =======     =======

4.   NET LOSS PER SHARE

Basic and diluted net loss per share is computed by dividing the net loss attributable to common stock for the period by the weighted average number of shares of common stock outstanding during the period less weighted average shares subject to repurchase. The calculation of diluted net loss per share excludes potential common shares as the effect is antidilutive. Potential common shares are comprised of common stock subject to repurchase rights and incremental shares of common and preferred stock issuable upon the exercise of stock options or warrants and upon conversion of preferred stock.

On September 12, 2001, shareholders of the Company approved an amendment to iBEAM's Restated Certificate of Incorporation to effect a reverse stock split of one share of iBEAM's common stock for every ten shares of common stock that are issued and outstanding. Shares used to calculate net loss per share for the three and nine months ended September 30,2001 reflect the effect of the reverse split. All share and per share information presented for prior periods have been restated.

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands, except per share amounts):

                                                                  Three Months Ended             Nine Months Ended
                                                                     September 30,                 September 30,
                                                                ------------------------      ------------------------
                                                                  2001           2000           2001           2000
                                                                ---------      ---------      ---------      ---------

Net loss attributable to common stock .....................     $ (30,379)     $ (36,180)     $(123,699)     $(101,411)
                                                                =========      =========      =========      =========
Basic and diluted:
     Weighted average common shares outstanding ...........        12,790         10,833         12,760          6,191
     Weighted average unvested common shares subject to
     repurchase ...........................................          (285)          (674)          (467)          (721)
                                                                ---------      ---------      ---------      ---------
     Weighted average common shares used to compute
     basic and diluted net loss per share attributable
     to common stock ......................................        12,505         10,159         12,293          5,470
                                                                =========      =========      =========      =========
Net loss per share attributable to common stock-basic
and diluted ...............................................     $   (2.43)     $   (3.56)     $  (10.06)     $  (18.54)
                                                                =========      =========      =========      =========

The following table sets forth potential common shares that are not included in the diluted net loss per share calculation above because to do so would be anti-dilutive (in thousands):

                                                   September 30,    September 30,
                                                       2001             2000
                                                   -------------    -------------

Unvested common shares subject to repurchase ....        246              619
Options and warrants to purchase common stock ...      2,145            1,856
                                                      ------           ------
                                                       2,391            2,475
                                                      ======           ======

5.   RESTRUCTURING

In the first quarter of 2001, the Company recorded a $2.0 million charge for restructuring. Components of the charge provided for the write-down of certain fixed assets to realizable value - $0.8 million; provision for office closings - $0.9 million; and for 34 terminated employees, principally in marketing and administration - $0.3 million. The restructuring was undertaken to improve operations by eliminating or consolidating costs. The Company expects that the actions contemplated by the charge will be essentially completed during 2001.

In the second quarter of 2001, the Company recorded a $15.7 million charge for restructuring. Components of the charge provided for the write-down of certain fixed assets and purchased technology to realizable value - $13.5 million; for the write-off of certain prepaid expenses upon termination of co-location agreements of $0.8 million; and severance costs for 119 terminated employees - $1.4 million. The restructuring was undertaken to improve operations by eliminating or consolidating costs. At September 30, 2001, the restructuring accrual amounted to $1.1 million relating to office closures and severance. The Company expects that the actions contemplated by the charge will be essentially completed during 2001.

6.   STOCK-BASED COMPENSATION

During the quarter ended June 30, 2001, the Company issued options for 2.6 million shares at an exercise price of $0.105 per share, and options for 68,800 shares at an exercise price of $1.70 per share. Since the exercise price for these options was below fair market value on the dates of grant, the Company recorded deferred stock-based compensation of $1.1 million, which will be amortized over the vesting period of the options.

7.   CONTINGENCIES

In addition to the following, the Company is a party to other non-material legal proceedings as well as other legal proceedings which have been previously disclosed in which no material developments took place during the third quarter of 2001.

On June 19, 2001, Activate.net Corporation ("Activate.net") filed a lawsuit in the United States District Court, Western District of Washington at Seattle, against us alleging false designation of origin and unfair competition entitled Activate.net Corporation v. iBEAM Broadcasting Corporation, No. C01-914R. Activate.net claims that our mark Activecast is confusingly similar to its family of trademarks, and that our continued use of the mark Activecast is causing serious and irreparable harm to Activate.net. Thus, Activate.net seeks an injunction against our use of the mark Activecast as well as unspecified damages. We intend to defend this action vigorously, however, litigation is inherently uncertain, and we may not prevail against Activate.net. Should Activate.net prevail with this lawsuit, we could be required to cease use of the mark Activecast and/or pay unspecified damages. On July 25, 2001, we filed our answer to the complaint, asserting various affirmative defenses.

On June 27, 2001, Societe Europeenne Des Satellites, SA ("SES") and SES Capital Belgium SA made an application for and were granted an injunction against several defendants, including iBEAM Europe Limited ("iBEAM Europe") and the Company in the Chancery Division of the High Court of Justice in London, England. The injunction prohibited any defendant from making any payment from iBEAM Europe's bank accounts until July 4, 2001, based on an affidavit which purported that the payment of approximately US$4,400,000 made on May 16, 2001, to the Company was in breach of certain agreements between SES and the Company. On June 29, 2001, SES issued Claim No. HC 01002800 in the same Court which alleged that a certain bank mandate was invalid and requested that an accounting be made of all payments authorized pursuant to such bank mandate. The Company has cooperated with the audit procedures conducted by SES regarding payments made by iBEAM Europe to the Company and to SES. As a result of the above injunction, the Company has reclassified the $6.8 million held in iBEAM Europe's bank accounts to restricted cash within long term other assets.

There can be no assurance that any complaints discussed above will be resolved without costly litigation, or in a manner that is not materially adverse to the Company's financial position, results of operations, or cash flows. No estimate can be made of the possible loss or possible range of loss associated with the resolution of these contingencies.

Any potential liabilities arising from those proceedings remained with the former iBEAM estate as WCG did not purchase the legal entity of the Company.

8.   CONVERTIBLE PREFERRED STOCK

Pursuant to a Stock Purchase Agreement by and among Williams Communications, LLC, Allen & Company Incorporated, Touch America Inc., and Lunn iBEAM, LLC (collectively, the "Investors") and the Company dated June 24, 2001 (the "Stock Purchase Agreement"), the Investors purchased an aggregate of 2,400,939 shares of the Company's Series A convertible preferred stock which was convertible into 24,009,390 shares of the Company's common stock for $30 million in cash and $10 million in in-kind services (the "Transaction").

Each share of preferred stock was voted as if it had been converted into common stock. Each share of preferred stock had 10 votes on each matter calling for a vote of stockholders.

Subsequent to the Transaction, there were 7,599,061 remaining authorized shares of preferred stock, par value $0.0001 per share. The rights and preferences of the Series A convertible preferred stock are set forth in the Certificate of the Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of iBEAM Broadcasting Corporation which is filed as Exhibit 4.1 to the Form 10-Q filed on August 14, 2001.

The Series A convertible preferred stock was entitled to 10% cumulative preferential dividends as well as any dividends declared on the common stock as if the Series A convertible preferred stock had been converted into shares of common stock. The Series A convertible preferred stock was convertible into shares of common stock at a conversion price of $1.666, subject to anti-dilution provisions. Further, the Series A convertible preferred stock was mandatorily redeemable on July 9, 2011, and could have been redeemed at the Company's option at any time after July 9, 2006.

On July 10, 2001, the closing date of the Transaction, the closing price for the Company's common stock was $0.21 per share, before giving effect to the reverse common stock split on September 12, 2001. The Series A convertible preferred stock was convertible into 24,009,390 shares of the Company's common stock at a conversion price of $1.666 per share. The difference between the closing price of the common stock on July 10, 2001, and the conversion price resulted in a beneficial conversion feature of approximately $10.4 million, which was recognized as a "deemed" preferred dividend over the period to redemption, using the effective interest rate method.

As discussed in Note 1, WCG acquired substantially all of the assets of the Company on December 7, 2001, under terms approved by the U.S. Bankruptcy Court in Delaware. As part of this transaction, all of the Series A convertible preferred stock was cancelled.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements illustrate the effect of WCLLC's acquisition of iBEAM. The unaudited pro forma combined balance sheet is prepared as of September 30, 2001 and illustrates the effect of the acquisition as if it had occurred on that date. The unaudited pro forma combined statements of operations are prepared for the year ended December 31, 2000 and for the nine months ended September 30, 2001 and illustrates the effect of the acquisition as if it had occurred at the beginning of each period presented.

     WCLLC's acquisition of substantially all of the assets of iBEAM will be accounted for as a purchase. The purchase price is approximately $26 million in cash, including fees relating to the acquisition.

     The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of the Registrant and iBEAM and the notes to the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements are not intended to be indicative of actual operating results or financial position had the acquisition occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2001
                              (DOLLARS IN MILLIONS)


                                                 WCG        iBEAM*    Adjustments      Combined
                                               -------      -------   -----------      --------

Current assets:
     Cash and cash equivalents                 $   391      $     3     $   (26)(1)     $   365
                                                                             (3)(2)
     Short-term investments                      1,044            1          (1)(2)       1,044
     Other                                         616            6          (1)(3)         621
                                               -------      -------     -------         -------
Total current assets                             2,051           10         (31)          2,030
Property, plant and equipment, net               5,752           51         (24)(3)       5,779
Other non-current assets                           595           41         (41)(3)         595
                                               -------      -------     -------         -------
Total assets                                   $ 8,398      $   102     $   (96)        $ 8,404
                                               =======      =======     =======         =======

Current liabilities                            $   935      $    22     $   (19)(4)     $   938
Long term debt                                   5,245            4          (3)(4)       5,246
Other non-current liabilities                      456            4          (2)(4)         458
Cumulative convertible preferred stock             242           --          --             242
Redeemable preferred stock                          --           18         (18)(4)          --
Stockholders' equity                             1,520           54         (54)(5)       1,520
                                               -------      -------     -------         -------
Total liabilities and stockholders' equity     $ 8,398      $   102     $   (96)        $ 8,404
                                               =======      =======     =======         =======

* Certain amounts have been reclassified to conform to the Registrant's presentation.

See the accompanying notes to unaudited pro forma combined balance sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1. This adjustment reflects the purchase of iBEAM for approximately $26 million in cash.

2. These adjustments reflect the elimination of cash and short-term investments as the Registrant did not purchase the cash and short-term investments of iBEAM.

3. These adjustments reflect the elimination of the iBEAM goodwill and adjusting iBEAM's other assets to fair value.

4. These adjustments reflect the elimination of substantially all liabilities with the exception of certain capital lease obligations as the Registrant did not assume the liabilities of iBEAM.

5.   This adjustment eliminates stockholders' equity of iBEAM.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                              (DOLLARS IN MILLIONS)


                                                WCG        iBEAM*     Adjustments      Combined
                                              -------      -------    -----------      --------

Revenues                                      $   855      $    22      $    --         $   877
Operating expenses:
Cost of sales                                     746           48           (2)(1)         792
Selling, general and administrative               223           43           (3)(1)         263
Provision for doubtful accounts                    21            2           --              23
Depreciation and amortization                     339           33          (17)(2)         355
Other                                             183           19           --             202
                                              -------      -------      -------         -------
Total operating expenses                        1,512          145          (22)          1,635
                                              -------      -------      -------         -------
Loss from operations                             (657)        (123)          22            (758)
Interest accrued                                 (396)          (2)           1 (3)        (397)
Interest capitalized                               67           --           --              67
Investing income (loss)                           (22)           1           --             (21)
Minority interest in loss of consolidated
  subsidiaries                                     20            1           (1)(1)          20
Other                                              --           --           --              --
                                              -------      -------      -------         -------
Loss before income taxes                         (988)        (123)          22          (1,089)
Provision for income taxes                        (52)          --           --             (52)
                                              -------      -------      -------         -------
Loss before extraordinary gain                 (1,040)        (123)          22          (1,141)
                                              -------      -------      -------         -------
Extraordinary gain                                224           --           --             224
                                              -------      -------      -------         -------
Net loss                                      $  (816)     $  (123)     $    22         $  (917)
                                              =======      =======      =======         =======

* Certain amounts have been reclassified to conform to the Registrant's presentation.

See the accompanying notes to unaudited pro forma combined balance sheet.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

1. These adjustments reflect activity of certain partnerships which the Registrant did not purchase from iBEAM.

2. This adjustment reflects the elimination of goodwill amortization ($10 million) as well as reduced depreciation expense resulting from the adjustment of property, plant and equipment to fair value.

3. This adjustment reflects reduced interest expense resulting from the Registrant not purchasing certain of iBEAM's capital leases.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                              (DOLLARS IN MILLIONS)

                                                WCG        iBEAM*     Adjustments      Combined
                                              -------      -------    -----------      --------

Revenues                                      $   839      $    18      $    --         $   857
Operating expenses:
Cost of sales                                     823           43           (1)(1)         865
Selling, general and administrative               270           69           (1)(1)         338
Provision for doubtful accounts                    10           --           --              10
Depreciation and amortization                     185           59          (45)(2)         199
Other                                              --          322         (310)(3)          12
                                              -------      -------      -------         -------
Total operating expenses                        1,288          493         (357)          1,424
                                              -------      -------      -------         -------
Loss from operations                             (449)        (475)         357            (567)
Interest accrued                                 (388)          (1)          --            (389)
Interest capitalized                              167           --           --             167
Investing income (loss)                           333            4           --             337
Minority interest in loss of consolidated
  subsidiaries                                     24           --           --              24
Other                                               1           --           --               1
                                              -------      -------      -------         -------
Loss before income taxes                         (312)        (472)         357            (427)
Provision for income taxes                         34           --           --              34
                                              -------      -------      -------         -------
Loss before discontinued operations              (278)        (472)         357            (393)
                                              -------      -------      -------         -------
Loss from discontinued operations                (540)          --           --            (540)
                                              -------      -------      -------         -------
Net loss                                      $  (818)     $  (472)     $   357         $  (933)
                                              =======      =======      =======         =======

* Certain amounts have been reclassified to conform to the Registrant's presentation.

See the accompanying notes to unaudited pro forma combined balance sheet.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

1. These adjustments reflect activity of certain partnerships which the Registrant did not purchase from iBEAM.

2. This adjustment reflects the elimination of goodwill amortization ($38 million) as well as reduced depreciation expense resulting from the adjustment of property, plant and equipment to fair value.

3.   This adjustment reflects the elimination of the impairment of goodwill.

(c)  Exhibits

     The Registrant files the following exhibits as part of this report:

     Exhibit 23.1 Consent of PricewaterhouseCoopers LLP, Independent
Accountants.

     Exhibit 99.1. Copy of the Registrant's press release, dated December 10, 2001, publicly announcing the items reported herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WILLIAMS COMMUNICATIONS GROUP, INC.

Date: February 19, 2002

                                       /s/ KATHRYN J. KINDELL
                                       ------------------------------------
                                       Name: Kathryn J. Kindell
                                       Title: Assistant Corporate Secretary

                                       [WCG Logo]

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

23.1              Consent of PricewaterhouseCoopers LLP, Independent Accountants.

99.1              Copy of the Registrant's press release, dated December 10, 2001, publicly announcing the events reported herein.